Exhibit 10.1

AMENDMENT NO. 1 TO

CAPITAL ON DEMANDTM SALES AGREEMENT

July 31, 2026

This Amendment No. 1 (“Amendment No. 1”) amends that certain Capital on DemandTM Sales Agreement, dated August 16, 2024 (the “Agreement”), by and between NeuroSense Therapeutics Ltd. (the “Company”) and JonesTrading Institutional Services LLC as agent (the “Agent”). Defined terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Agreement.

WITNESSETH THAT:

WHEREAS, Section 16 of the Agreement permits the Company and the Agent to amend the Agreement; and

WHEREAS, the Company and the Agent now desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Agent agree as follows:

1. Section 1 of the Agreement is hereby amended by replacing the F-3 registration number “333-269306” on the third line of the second paragraph thereof and replacing it with the registration number “333-293060”.

2. References to the date of the Agreement in the form of Placement Notice included as Schedule 1 to the Agreement are hereby revised to read, “August 16, 2024, as amended by Amendment No. 1 thereto, dated July 31, 2026.”

3. This Amendment No. 1 shall be deemed effective on the date first set forth above.

4. Except as amended hereby, the Agreement as now in effect is ratified and confirmed hereby in all respects. For the avoidance of doubt, this Amendment No. 1 and all of its provisions shall be deemed to be a part of the Agreement, as amended hereby. The Agreement as amended by this Amendment constitutes the entire agreement of the parties hereto and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof and thereof.

5. This Amendment No. 1 shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Amendment No. 1 or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth in the Agreement shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

[Signature page follows.]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

NEUROSENSE THERAPEUTICS LTD.

By:
Name:
Title:

The foregoing Amendment No. 1 is hereby confirmed and accepted by the Agent in New York, New York as of the date first above written.

JONESTRADING INSTITUTIONAL SERVICES LLC

By:
Name:
Title:

[Signature Page to Amendment No. 1]